UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26,2024, the Company issued 140,187 shares of the Company’s common stock to each of Miles Jennings, the Chief Financial Officer and Director, and Evan Sohn, the Executive Chairman and Director, pursuant to the approval by the Board of Directors and the shareholder vote on the Management Issuance as outlined in the Information Statement on Schedule 14C, dated August 2, 2024. The stock issuance is part of a compensatory arrangement previously approved by the Board on February 13, 2024, and as previously disclosed, to eliminate cash obligations contained in the severance provisions set by their employment agreements, with the Company agreeing to compensate each with $300,000 equivalent in stock compensation with pricing based on the 30-day moving average of the Company’s common stock. At the time of issuance on September 26, 2024, the number of shares issued was calculated based on a 30-day moving average stock price of $2.14 per share. These issuances were made as compensation for their services and in lieu of certain severance, bonus, and target payments that were eliminated as part of an agreement with the Company. The shares were issued as a restricted stock management issuance described above and are fully vested as of the date of issuance.

The shares of common stock issued in connection with the management issuance described above have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The issuance does not involve a public offering of securities, as the recipient is familiar with the Company's operations and financial condition, and there is no general solicitation or advertising for the securities issued. No underwriters, brokers, or dealers were involved in the transaction.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On September 27, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation to change the legal name of the Company from Recruiter.com Group, Inc. to Nixxy, Inc., effective as of December 1, 2024.

In connection with the Company’s name change, the Board amended our bylaws to reflect the name change, effective as of October 1, 2024. No other changes were made to the bylaws.

Copies of the Certificate of Amendment of the Articles of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

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Item 7.01 Regulation FD Disclosure.

On September 30, 2024, the Company issued a press release announcing the name and ticker symbol changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

New Nasdaq Ticker Symbol

Effective October 1, 2024, Company common stock will trade under the new ticker symbol “NIXX” on the Nasdaq Stock Market, and the Company’s common stock purchase warrants will trade under the symbol “NIXXW”.  Outstanding stock certificates for shares of Company common stock continue to be valid and need not be exchanged to reflect the name change.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on September 27, 2024
3.2	Bylaws, as Amended
99.1	Press Release issued on September 30, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2024	RECRUITER.COM GROUP, INC.

	By:	/s/ Granger Whitelaw
Granger Whitelaw
Chief Executive Officer

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